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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of report (date of earliest event reported): August 31, 2001

STRUCTURAL DYNAMICS RESEARCH CORPORATION
(Exact name of Registrant as specified in its charter)

OHIO	0-16230	31-0733928
(State of incorporation)	(Commission file number)	(I.R.S. employer identification number)

200 EASTMAN DRIVE MILFORD, OHIO	45150
(Address of principal executive offices)	(Zip code)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (513) 576-2400

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ITEM 1.          CHANGE IN CONTROL OF REGISTRANT.

          On August 31, 2001, following the approval by shareholders of Structural Dynamics Research Corporation, an Ohio corporation (the "Company"), at a special meeting of such shareholders held on August 28, 2001, and pursuant to the Agreement and Plan of Merger, dated as of May 23, 2001 (the "Merger Agreement"), among Electronic Data Systems Corporation, a Delaware corporation ("EDS"), Structural Dynamics Research Corporation, an Ohio corporation (the "Company"), and Emerald Acquisition Corporation I, an Ohio corporation and a direct wholly-owned subsidiary of EDS ("Merger Sub"), EDS completed its acquisition of the Company. The merger was effected by Merger Sub merging with and into the Company. As a result of the merger, the Company will become a wholly owned subsidiary of EDS. A copy of the Merger Agreement was previously filed as Exhibit B to the Definitive Proxy Statement on Schedule 14A filed on behalf of the Company on July 25, 2001 and is incorporated by reference herein.

          At the effective time, as a result of the merger, each share of the Company's Class A Common Stock ("Common Stock"), no par value, issued and outstanding prior to the effective time of the merger was converted into the right to receive $25.00 in cash, without interest, for each share of Common Stock held. As a result of the merger, EDS now owns 100% of the Company's Common Stock. EDS financed the consideration paid in connection with the merger, including amounts payable with respect to outstanding stock options, and to pay its related fees, expenses and transactions costs from cash on hand. The merger was not conditioned on EDS obtaining financing. On August 31, 2001, a press release was issued by EDS announcing the effectiveness of the merger. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits
Exhibit 99.1 Electronic Data Systems Corporation Press Release dated August 31, 2001.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRUCTURAL DYNAMICS RESEARCH CORPORATION
Date: September 4, 2001	By: /S/ D. GILBERT FRIEDLANDER D. Gilbert Friedlander Vice President

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                                                        INDEX TO EXHIBITS

EXHIBIT
NUMBER               DESCRIPTION

99.1                         Electronic Data Systems Corporation Press Release dated August 31, 2001.

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                                                                EXHIBIT 99.1

                                                                                                  CONTACT:
                                                                                                  Jeff Baum - EDS
                                                                                                  (+1) (972) 797-9495
                                                                                                  jeffrey.baum@eds.com

For Release: 5:00 p.m. CDT, Friday, August 31, 2001

EDS Closes Acquisition of Structural Dynamics Research Corporation
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PLANO, Texas --- EDS today reported the closing of its purchase of shares of Structural Dynamics Research Corporation (SDRC).

On May 23, EDS announced an agreement to purchase SDRC for approximately $950 million in cash, or $25.00 per share. SDRC, based in Milford, Ohio, is a leader in the collaborative management software manufacturers use to collaborate on product design via the Internet.

About EDS

EDS, the leading global services company, provides strategy, implementation and hosting for clients managing the business and technology complexities of the digital economy. EDS brings together the world's best technologies to address critical client business imperatives. It helps clients eliminate boundaries, collaborate in new ways, establish their customers' trust and continuously seek improvement. EDS, with its management consulting subsidiary, A.T. Kearney, serves the world's leading companies and governments in 55 countries. EDS reported revenues of $19.2 billion in 2000. The company's stock is traded on the New York Stock Exchange (NYSE-EDS) and the London Stock Exchange.  Learn more at www.eds.com.